SGI Reports Financial Results for First Quarter of Fiscal 2014

FREMONT, CA -- (Marketwired - October 30, 2013) - SGI (NASDAQ: SGI), the trusted leader in high performance computing and Big Data, today reported financial results for its first fiscal quarter ended Sept. 27, 2013. Total revenue for the first fiscal quarter was $148 million, which compares with $171 million in the previous quarter and $193 million in the first fiscal quarter of 2013.

GAAP net loss for the first quarter was $7 million, or $(0.20) per share, which compares with a net loss of $4 million, or $(0.13) per share, in the prior quarter, and a net loss of $9 million, or $(0.27) per share, in the first quarter of fiscal 2013. Non-GAAP net income for the quarter was $1 million, or $0.04 per diluted share, which compares with non-GAAP net income of $6 million, or $0.17 per diluted share, in the prior quarter and a non-GAAP net loss of $3 million, or $(0.10) per share, in the year-ago period.

  Core revenue (total revenue excluding revenue attributable to legacy cloud infrastructure) for HPC, Big Data, storage and services was $132 million, a 5% increase over core revenue of $125 million in the prior quarter. Core revenue in the first quarter of fiscal 2013 was $132 million, excluding $15 million related to low-margin deals (LMDs).
  Revenue related to the legacy cloud, which is generally commodity servers for provisioning cloud infrastructure, was $16 million, which compares with $46 million in the prior quarter and $45 million in the fiscal first quarter of 2013.
  Adjusted EBITDA in the quarter was approximately $5 million, which compares with $8 million in the prior quarter and $0 million in the same quarter a year ago.

"Final results for the quarter were consistent with the preliminary results announced earlier this month, and reflect sequential growth in our core revenue focus areas," said Jorge Titinger, president and CEO of SGI. "Our operational turnaround is on track and we are hitting our targets for margin improvement and expense reductions. Our strategic focus on core growth markets in HPC, Big Data, and Storage is gaining traction, as evidenced by the sequential growth in core revenue. However, due to the uncertain timing of some government projects, and given that much of our growth will be driven by large deals with long sales cycles and extended acceptance criteria, our trajectory is likely to be non-linear. We continue to expect solid revenue growth and profitability in the second half of the fiscal year and remain committed to our long-term goal of higher-than-market revenue growth and low-double-digit operating margins."

Recent Highlights

  On Oct. 22, SGI launched a portfolio of new solutions to enable Big Data innovations including SGI InfiniteData™ Cluster, SGI Object-Based Storage Solutions and SGI LiveArc™ AE for SGI InfiniteStorage™ Gateway that accelerate time to value, deliver petabyte scale, and lower costs for Big Data.
  On Oct. 1, SGI announced that it acquired the assets of FileTek to expand its leadership in storage solutions that allow customers to manage data assets efficiently, reduce administrative overhead, and lower the cost of high-volume storage. The acquisition expands SGI's ability to solve the growing challenge of Big Data that is overwhelming budgets, staff, and the protection of data assets in today's enterprise.
  On Sept. 10, SGI announced support for new Intel® Xeon® processor E5-2600 v2 within SGI Rackable, SGI® ICE™ X and InfiniteStorage™ suite of solutions, enabling new science and discoveries for NASA, Irish Center for High-End Computing (ICHEC), T-Systems, and AWE.

Outlook
The company provides technical computing and storage solutions to large government, higher education, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of booking, installation, and acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. The company derives a significant portion of its revenue from the U.S. government and from third parties and educational institutions that receive funding from the U.S. government. Government shutdowns and other disruptions in the funding or acceptance of government-related programs can impact the booking, installation and final acceptance of systems. Management provides guidance on revenue and other items based on its current expectations of the timing of revenue and associated costs; however there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

Due to current budget uncertainty in the Federal government, the company lacks near-term visibility into expected revenue timing for a large portion of its pipeline and therefore is suspending financial guidance pending further clarity on expected government spending.

Webcast and Conference Call Information
A live webcast of the earnings conference call will be available on the Investor Relations section of SGI's website at investors.sgi.com. The public can also listen to the earnings conference call at 2:00 p.m. PT (5:00 p.m. ET) by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international).

A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 78589823.

About SGI
SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges by delivering technical computing, Big Data analytics, cloud computing, and petascale storage solutions that accelerate time to discovery, innovation, and profitability.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn.

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, including SGI's anticipated growth and profitability, and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Customer concentration risks;
  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing; and
  Market acceptance of newer products.

In addition, SGI's actual growth in revenue and profitability for the fiscal year ending June 27, 2014 could differ materially from expectations for a number of reasons, including, but not limited to, changes driven by new accounting, regulations, interpretations or guidance and other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described in SGI's Annual Report on Form 10-K under the caption "Risk Factors" filed with the SEC on Sept. 9, 2013, which is available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. general accepted accounting principles ("GAAP"), including non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management excludes the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; and (5) other non-recurring costs, including settlements and other items. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers included in this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

© 2013 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                                                   Three Months Ended
                                             ------------------------------
                                              September 27,   September 28,
                                                  2013            2012
                                             --------------  --------------

Revenue                                      $      147,519  $      192,881
Cost of revenue                                     109,271         150,671
                                             --------------  --------------

Gross profit                                         38,248          42,210
                                             --------------  --------------

Operating expenses:
  Research and development                           14,834          13,969
  Sales and marketing                                17,596          19,571
  General and administrative                         12,482          14,189
  Restructuring                                         526           1,474
                                             --------------  --------------
    Total operating expenses                         45,438          49,203
                                             --------------  --------------

Loss from operations                                 (7,190)         (6,993)
                                             --------------  --------------

  Interest income (expense), net                         (7)           (155)
  Other income (expense), net                           303          (1,107)
                                             --------------  --------------
    Total other income (expense), net                   296          (1,262)
                                             --------------  --------------
Loss before income taxes                             (6,894)         (8,255)
Income tax (benefit) provision                          (71)            425
                                             --------------  --------------
Net loss                                     $       (6,823) $       (8,680)
                                             ==============  ==============

Basic and diluted net loss per share         $        (0.20) $        (0.27)
                                             ==============  ==============

Shares used in computing basic and diluted
 net loss per share                                  34,096          32,166
                                             ==============  ==============

Share-based compensation by category is as
 follows:
Cost of revenue                              $          442  $          500
Research and development                                507             539
Sales and marketing                                     579             386
General and administrative                            1,448           1,086
                                             --------------  --------------
Total                                        $        2,976  $        2,511
                                             ==============  ==============

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                September 27,    June 28,
                                                    2013           2013
                                               -------------- --------------
                    ASSETS
Current assets:
  Cash and cash equivalents                    $      160,058 $      175,181
  Current portion of restricted cash                    2,581            531
  Accounts receivable, net                             82,455         59,842
  Inventories                                          55,971         61,770
  Current portion of deferred cost of revenue          15,110         21,204
  Prepaid expenses and other current assets            13,325         14,094
                                               -------------- --------------
    Total current assets                              329,500        332,622
Non-current portion of restricted cash                  2,072          2,853
Property and equipment, net                            28,760         26,170
Intangible assets, net                                  3,794          4,643
Non-current portion of deferred cost of
 revenue                                                7,695          7,281
Other assets                                           34,886         34,284
                                               -------------- --------------
      Total assets                             $      406,707 $      407,853
                                               ============== ==============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $       58,325 $       51,531
  Accrued compensation                                 21,603         28,504
  Current portion of deferred revenue                  88,755         86,357
  Other current liabilities                            36,124         35,364
                                               -------------- --------------
    Total current liabilities                         204,807        201,756
Non-current portion of deferred revenue                49,802         50,362
Long-term income taxes payable                         10,425         10,149
Retirement benefit obligations                         11,875         11,542
Other non-current liabilities                           3,507          3,790
                                               -------------- --------------
    Total liabilities                                 280,416        277,599

Stockholders' equity                                  126,291        130,254
                                               -------------- --------------
      Total liabilities and stockholders'
       equity                                  $      406,707 $      407,853
                                               ============== ==============

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                             Three Months Ended
                                -------------------------------------------
                                             September 27, 2013
                                  Net
                                 (Loss)            Gross   Gross  Operating
                                 Income    EPS     Profit Margin   Expenses
                                -------  -------  ------- ------  ---------
GAAP                            $(6,823) $ (0.20) $38,248     26% $  45,438

  Share-based compensation  (1)
   in cost of revenue               442     0.02      442      1%         -
  Share-based compensation  (1)
   in operating expenses          2,534     0.07        -      -     (2,534)
  Amortization of           (1)
   intangibles in cost of
   revenue                          255     0.01      255      0%         -
  Amortization of           (1)
   intangibles in operating
   expenses                         580     0.02        -      -       (580)
  Restructuring and         (2)
   severance in cost of
   revenue                           33        -       33      0%         -
  Restructuring and         (2)
   severance in operating
   expenses                         896     0.03        -      -       (896)
  Excess and obsolete       (2)
   inventory write-off in
   cost of revenue                3,242     0.09    3,242      2%         -
  Other non-recurring items (2)
   in operating expenses            736     0.02        -      -       (736)
  Canada tax benefits       (2)    (611)   (0.02)       -      -          -
                                -------  -------  ------- ------  ---------
Non-GAAP                        $ 1,284  $  0.04  $42,220     29% $  40,692
                                =======  =======  ======= ======  =========

Weighted average shares
 used in computing:
    Basic net loss per
     share                                34,096
    Dilutive net income per
     share                                35,475

                                             Three Months Ended
                                -------------------------------------------
                                             September 28, 2012

                                  Net              Gross   Gross  Operating
                                  Loss     EPS     Profit Margin   Expenses
                                -------  -------  ------- ------  ---------
GAAP                            $(8,680) $ (0.27) $42,210     22% $  49,203

  Share-based compensation  (1)
   in cost of revenue               500     0.02      500      0%         -
  Share-based compensation  (1)
   in operating expenses          2,011     0.06        -      -     (2,011)
  Amortization of           (1)
   intangibles in cost of
   revenue                          268     0.01      268      0%         -
  Amortization of           (1)
   intangibles in operating
   expenses                         704     0.02        -      -       (704)
  Restructuring and         (2)
   severance in cost of
   revenue                          228     0.01      228      0%         -
  Restructuring and         (2)
   severance in operating
   expenses                       1,656     0.05        -      -     (1,656)
                                -------  -------  ------- ------  ---------
Non-GAAP                        $(3,313) $ (0.10) $43,206     22% $  44,832
                                =======  =======  ======= ======  =========

Weighted average shares
 used in computing:
    Basic and diluted net
     loss per share                       32,166

                                             Three Months Ended
                                -------------------------------------------
                                               June 28, 2013
                                  Net
                                 (Loss)            Gross   Gross  Operating
                                 Income    EPS     Profit Margin   Expenses
                                -------  -------  ------- ------  ---------
GAAP                            $(4,465) $ (0.13) $46,786     27% $  52,053

  Share-based compensation  (1)
   in cost of revenue               336     0.01      336      0%         -
  Share-based compensation  (1)
   in operating expenses          1,948     0.06        -      -     (1,948)
  Amortization of           (1)
   intangibles in cost of
   revenue                          255     0.01      255      0%         -
  Amortization of           (1)
   intangibles in operating
   expenses                         615     0.02        -      -       (615)
  Restructuring and         (2)
   severance in cost of
   revenue                          872     0.02      872      1%         -
  Restructuring and         (2)
   severance in operating
   expenses                       5,936     0.17        -      -     (5,936)
  Other non-recurring items (2)
   in cost of revenue               161        -      161      0%         -
  Other non-recurring items (2)
   in operating expenses            220     0.01        -      -       (220)
                                -------  -------  ------- ------  ---------
Non-GAAP                        $ 5,878  $  0.17  $48,410     28% $  43,334
                                =======  =======  ======= ======  =========

Weighted average shares
 used in computing:
    Basic net loss per
     share                                33,859
    Dilutive net income per
     share                                35,000

----------------------------------------------------------------------------
NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.

(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

    (a) Restructuring Charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs

    (b) Other non-recurring items include settlements and other items

    (c) Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure
----------------------------------------------------------------------------

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
    GAAP to NON-GAAP EARNINGS BEFORE INTEREST, TAXES, AND AMORTIZATION &
                                DEPRECIATION
                               (In thousands)
                                (Unaudited)

                                                              Three Months
                                                                  Ended
                                                             --------------
                                                              September 27,
                                                                  2013

GAAP - Loss before income taxes                              $       (6,894)

  Adjustments of GAAP to Non-GAAP earnings before income
   taxes (*)                                                          8,718
                                                             --------------
Non - GAAP Income before income taxes                                 1,824
                                                             --------------
  Depreciation                                                        2,741
  Interest income                                                       (57)
  Interest expense                                                       64
                                                             --------------
Non-GAAP EBITDA                                              $        4,572
                                                             ==============

                                                              Three Months
                                                                  Ended
                                                             --------------
                                                              September 28,
                                                                  2012

GAAP - Loss before income taxes                              $       (8,255)

  Adjustments of GAAP to Non-GAAP earnings before income
   taxes (*)                                                          5,367
                                                             --------------
Non - GAAP Loss before income taxes                                  (2,888)
                                                             --------------
  Depreciation                                                        2,527
  Interest income                                                       (44)
  Interest expense                                                      199
                                                             --------------
Non-GAAP EBITDA                                              $         (206)
                                                             ==============

                                                              Three Months
                                                                  Ended
                                                             --------------
                                                              June 28, 2013

GAAP - Loss before income taxes                              $       (5,525)

  Adjustments of GAAP to Non-GAAP earnings before income
   taxes (*)                                                         10,343
                                                             --------------
Non - GAAP Income before income taxes                                 4,818
                                                             --------------
  Depreciation                                                        2,719
  Interest income                                                       (45)
  Interest expense                                                       78
                                                             --------------
Non-GAAP EBITDA                                              $        7,570
                                                             ==============

(*) Refer to the Reconciliation of GAAP to Non-GAAP net income (loss) for further details

           SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
                           TRENDED FINANCIAL DATA
                  (In thousands, except per share amounts)
                                (Unaudited)

                       Q1 FY13    Q2 FY13    Q3 FY13    Q4 FY13    Q1 FY14
                      ---------  ---------  ---------  ---------  ---------

Revenue
  Product Revenue     $ 146,315  $ 128,040  $ 187,140  $ 129,194  $ 108,820
  Service Revenue        46,566     43,186     45,448     41,338     38,699
                      ---------  ---------  ---------  ---------  ---------
    Total revenue     $ 192,881  $ 171,226  $ 232,588  $ 170,532  $ 147,519
                      =========  =========  =========  =========  =========
Cost of revenue
  Product             $ 122,597  $  97,350  $ 152,523  $  99,469  $  88,692
  Service                28,074     26,312     27,573     24,277     20,579
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue          $ 150,671  $ 123,662  $ 180,096  $ 123,746  $ 109,271
                      =========  =========  =========  =========  =========
Gross margin by
 Product and Service
  Product Gross
   Margin                  16.2%      24.0%      18.5%      23.0%      18.5%
  Service Gross
   Margin                  39.7%      39.1%      39.3%      41.3%      46.8%
                      ---------  ---------  ---------  ---------  ---------
    Total gross
     margin                21.9%      27.8%      22.6%      27.4%      25.9%
                      =========  =========  =========  =========  =========

    Total operating
     expenses         $  49,203  $  50,444  $  51,006  $  52,053  $  45,438
                      =========  =========  =========  =========  =========

Net (loss) income     $  (8,680) $   1,101  $   9,224  $  (4,465) $  (6,823)
                      =========  =========  =========  =========  =========

Earnings per share
  Basic net (loss)
   income per share   $   (0.27) $    0.03  $    0.28  $   (0.13) $   (0.20)
  Diluted net (loss)
   income per share   $   (0.27) $    0.03  $    0.27  $   (0.13) $   (0.20)
                      =========  =========  =========  =========  =========
Shares used in
 computing net (loss)
 income per share
  Basic                  32,166     32,410     33,201     33,859     34,096
  Diluted                32,166     32,778     34,467     33,859     34,096
                      =========  =========  =========  =========  =========

            SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
                               TRENDED REVENUE
                               (In thousands)
                                 (Unaudited)

                            Q1 FY13   Q2 FY13   Q3 FY13   Q4 FY13   Q1 FY14
                           --------- --------- --------- --------- ---------

Total Revenue
  Compute                  $ 130,800 $ 109,129 $ 160,367 $  97,870 $  88,842
  Storage                     15,515    18,911    26,773    31,324    19,978
  Service                     46,566    43,186    45,448    41,338    38,699
                           --------- --------- --------- --------- ---------
    Total revenue          $ 192,881 $ 171,226 $ 232,588 $ 170,532 $ 147,519
                           ========= ========= ========= ========= =========

Total Revenue
  Americas                 $ 123,385 $ 112,358 $ 142,215 $ 118,550 $ 102,212
  APJ                         44,434    27,735    36,314    28,084    24,266
  EMEA                        25,062    31,133    54,059    23,898    21,041
                           --------- --------- --------- --------- ---------
    Total revenue          $ 192,881 $ 171,226 $ 232,588 $ 170,532 $ 147,519
                           ========= ========= ========= ========= =========

Contact Information:

SGI Investor Relations
John Swenson
+1-510-933-8370
jswenson@sgi.com